                           RESTATED CONSULTING AGREEMENT
                            REFLECTING AMENDMENTS AS OF
                        DECEMBER 30, 1998 AND JUNE 8, 1999

     SECOND AMENDMENT made as of June 8, 1999 to the Agreement dated as of October 1, 1997 (the "Agreement") and amended as of December 30, 1998 between Broadland Capital Partners ("Broadland") having an office at 13000 Sawgrass Village Circle, Ponte Verda Beach, Florida 32004 and Troy Systems Inc. (the "Company") having an office at 2331 South Pullman Street, Santa Ana, California 92705 as follows: The Agreement remains in full force and effect, effective as of October 1, 1997, subject to the limited changes to the preamble and Sections 1 through 3 as restated below:

     WHEREAS, in entering into this Agreement, the Company intends to enhance its ability greatly to achieve three important corporate goals (collectively hereinafter referred to as the "Goals") as follows:

     (a) to become a publicly owned company either through an initial public offering of shares or a merger with an already public entity, (or otherwise) by November 30, 2001 (the "First Goal");
     (b)  (this Second Goal is deleted); and
     (c) from September 1998 and until November 30, 2001, to use its shares as consideration for the acquisition of entities having an aggregate annual revenue of Fifteen Million Dollars ($15,000,000) (the "Third Goal").

     WHEREAS, Broadland, through its principal, Morgan Payne, has the capability and experience to significantly contribute to the achievement of the Company's Goals:

     WHEREAS, in view of such capability and experience, the Company wishes to engage the services of Broadland, and, therefore, through Broadland its principal, Morgan Payne, upon the following terms and conditions:

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, Broadland and the Company agree as follows:


     1. Broadland, through its principal, Morgan Payne, will provide the following services (the "Services") to the Company and its Chief Executive Officer.

     SERVICES

     - Assist the Chief Executive Officer with the completion of the Company's five-year Strategic (Equity) Plan. (Taking the Business Plan and developing an appropriate Equity Plan to maximize the value of the Company's Market Value.)

     - Identify and assist the Chief Executive Officer in the selection of appropriate investment banking firms.

     -    Assist the Chief Executive Officer with the IPO Project Management
          Process.

     - Introduce additional market makers and research analysts subsequent to the IPO.

     - Assist the Chief Executive Officer with selection of, the building of relationships, and the negotiations with potential acquisitions.

     -    Continue other services as requested by the Chief Executive Officer.

     2.          COMPENSATION TO BROADLAND FOR THE SERVICES:

     (a) Beginning December 1, 1998 and until November 30, 2001, Broadland (in exchange for the above-described services of Morgan Payne) shall receive a monthly fee, payable on the first day of each month, of Three Thousand Five Hundred Dollars ($3,500) together with reimbursement of out-of-pocket expenses (hotel, airfare, etc.) approved in writing in advance by the Chief Executive Officer of the Company. This Agreement as well as said fee may be canceled upon thirty (30) days written notice by the Company to Broadland at any time in the Company's sole discretion.

     (b)  WARRANTS

          (i) The text of section 2(b)(i) is hereby deleted and replaced with the following:
                 "In addition to the monthly advisory fee, warrants, in the form of Exhibit A attached hereto (the "Warrants") to purchase shares of the Company's common stock at $3.50 per share (or the IPO price with respect to warrants that vest upon completion of the IPO, as described below). Neither Broadland nor Morgan Payne shall have any beneficial or legal interest in shares of the Company until any such Warrants are exercised and shares are purchased thereunder."

          (ii)   NUMBER OF WARRANTS:    The Warrants shall grant Broadland the
                 right to purchase up to 250,000 shares of the Company's common stock at the Warrant Price.

          (iii)  THE WARRANTS SHALL VEST AS FOLLOWS:   Warrants to Purchase
                 250,000 shares of Troy Common Stock shall be vested and exercisable as follows:


                 Warrants          Exercise Price      Vesting
                 --------          --------------      -------
                  50,000            At IPO Price       At the completion of the IPO
                  50,000            $3.50/Share        At Closing of XCD acquisition
                  50,000            $3.50/Share        At Closing of Telgate acquisition
                  50,000            $3.50/Share        At Closing of major or strategic acquisition
                  25,000            $3.50/Share        At Closing of minor or strategic acquisition
                  10,000            $3.50/Share        At Closing of minor acquisition
                  15,000            $3.50/Share        Other acquisition projects as negotiated

          (iv) The Warrants must be exercised within five (5) years after they vest or, thereafter, they shall expire and become null and void.

     3.          TERM:
                 After the date that the Company first becomes a publicly owned entity, this Agreement shall terminate automatically upon the first to occur of the following:

                 (a)  The date November 30, 2001;
                 (b) if Broadland ceases to provide the Company with the services of Morgan Payne;
                 (c)  the death of Morgan Payne; or
                 (d)  the commencement of the permanent disability of Morgan
                      Payne.

                 For purposes of the foregoing, the term "permanent disability" shall mean the inability of Morgan Payne due to illness, accident or any other physical or mental impairment to perform his duties hereunder (which include limited and reasonable services requested by the Company) in a normal manner for a period of three (3) months, whether or not consecutive, in any twelve (12) month period during the term of this Agreement.

                 Warrants which shall have vested shall be exercisable by Morgan Payne or in the event of his death by the estate or heirs of Morgan Payne, despite the termination of this Agreement. Upon the termination of this Agreement, any Warrants remaining unvested shall expire and become null and void.

     4.          INDEPENDENT CONTRACTOR:
                 The Company and Broadland agree and acknowledge that in the performance of this Agreement, or any part thereof, Broadland and Morgan Payne shall together act as an independent contractor and not as the agent, servant, employee or representative of the Company. No other direction or control, except as specifically set forth herein, shall be exercised by the Company over the performance of the work of Broadland or Morgan Payne. Neither Broadland nor Morgan Payne shall have any right in, or claims to, any Company employee benefits and neither is a Company employee. Except as authorized in advance by the Chief Executive Officer of the Company, neither Broadland nor Morgan Payne shall have any authority to bind or obligate the Company in any manner, nor shall Broadland or Morgan Payne commence negotiations on behalf of the Company with any third party.

     5.          NON ASSIGNMENT:
                 Broadland may not assign its rights or delegate its duties under this Agreement without the prior written consent of the Chief Executive Officer of the Company and any assignment or delegation in contravention of this obligation shall be void.

     6.          DISCLOSURES:
                 Neither Broadland nor Morgan Payne shall disclose to any one outside of the Company nor use for any purpose other than the business of the Company, any confidential information, inventions, trade secrets, or materials, without first obtaining the written permission of the Chief Executive Officer of the Company during the term of this Agreement and at all times thereafter.

     7.          MISCELLANEOUS:
                 This Agreement contains the entire understanding of the parties, and there are no representations, warranties, promises, covenants or agreements except as specifically set forth herein.

     8.          GOVERNING LAW:
                 This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California without regard to its conflict of law rules. The parties hereby agree to submit themselves to the exclusive jurisdiction and venue of the Superior Court of Orange County with respect to any dispute or interpretation arising out of or in connection with this Agreement.

Broadland Capital Partners                   Troy Group, Inc. (successor to Troy
                                             Systems, Inc.)


BY:                                      BY:
   -----------------------------             -----------------------------
   Morgan Payne, President                   Patrick J. Dirk, Chairman and
                                             Chief Executive Officer


--------------------------------
Morgan Payne, Individually

                               SECOND AMENDMENT
                                      TO
                             CONSULTING AGREEMENT


               The Consulting Agreement made as of October 1, 1997 ("Agreement") between Broadland Capital Partners ("Broadland") and Troy Systems, Inc. ("Company"), as amended as of December 30, 1998, is further amended as follows:

               The text of Section 2(b)(i) is hereby deleted and replaced with the following: "In addition to the monthly advisory fee, warrants, in the form of Exhibit A attached hereto (the "Warrants") to purchase shares of the Company's common stock at $3.50 per share (or the IPO price with respect to warrants that vest upon completion of the IPO, as described below). Neither Broadland nor Morgan Payne shall have any beneficial or legal interest in shares of the Company until any such Warrants are exercised and shares are purchased thereunder."

               The test of Section 2(b)(ii) is hereby deleted and replaced with the following: "NUMBER OF WARRANTS: The Warrants shall grant Broadland the right to purchase up to 250,000 shares of the Company's stock at the Warrant Price."

               Section 2(b)(iii), (a),(b), (c) and (d) are hereby deleted and replaced with the following:

              (iii) THE WARRANTS SHALL VEST AS FOLLOWS:

                   Warrants to Purchase 250,000 shares of Troy Common Stock shall be vested and exercisable as follows:


                    Warrants      Exercise Price     Vesting
                    --------      --------------     -------
                    50,000        At IPO Price       At the completion of the IPO
                    50,000        $3.50/Share        At Closing of XCD acquisition
                    50,000        $3.50/Share        At Closing of Telgate acquisition
                    50,000        $3.50/Share        At Closing of major or strategic acquisition
                    25,000        $3.50/Share        At Closing of minor or strategic acquisition
                    10,000        $3.50/Share        At Closing of minor acquisition
                    15,000        $3.50/Share        Other acquisition projects as negotiated


               Conforming changes shall be made to the Form of Warrant attached to the Agreement.

               This Amendment is reflected in the attached Restated Consulting Agreement and the attached first and second pages of the attached Warrant.

     This Amendment is made as of June 8, 1999.


Broadland Capital Partners             Troy Group, Inc. (successor to Troy
                                       Systems, Inc.)


BY:                                       BY:
   -----------------------------             -----------------------------
   Morgan Payne, President                   Patrick J. Dirk, Chairman and
                                             Chief Executive Officer


--------------------------------
Morgan Payne, Individually